                                                                   EXHIBIT 10.10

                            LUCENT TECHNOLOGIES INC.



                                                June 21, 1996


                               COMMITMENT LETTER
                               -----------------

Sprint Spectrum L.P.
4717 Grand Avenue
Kansas City, Missouri  64114

Attention:  Bob Neumeister

Ladies and Gentlemen:

     Sprint Spectrum L.P., a Delaware limited partnership (the "Borrower"), has
                                                                --------
advised Lucent Technologies Inc. (the "Vendor") that the Borrower has need for a
                                       ------
credit facility in the amount of $1,800,000,000 to finance the purchase of goods and services to be provided by the Vendor in connection with the build-out of the Borrower's national wireless network. You have requested that the Vendor provide such credit facility (the "Credit Facility"), and the Vendor is pleased
                                   ---------------
to advise that it is willing to provide the Credit Facility.

     Attached as Exhibit A to this letter is a Summary of Terms and Conditions
                 ---------
(the "Term Sheet") setting forth the principal terms and conditions on and
      ----------
subject to which the Vendor is willing to make the Credit Facility available.

     The Vendor's commitment hereunder is subject to (a) the negotiation, execution and delivery of definitive documentation with respect to the Credit Facility satisfactory in form and substance to the Vendor and its counsel and
(b) the absence of a material adverse change with respect to the Borrower.

     By executing this letter, you acknowledge that this letter is the only agreement between you and the undersigned with respect to the Credit Facilities and sets forth the entire understanding of the parties with respect thereto. This letter may not be changed except pursuant to a writing signed by each of the parties hereto. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

     Our commitment under this letter does not require subsequent approval from the Board of Directors of the Vendor.

                                                                               2
     This letter will terminate on December 31, 1996.

     If you are in agreement with the foregoing, please sign and return to the undersigned the enclosed copies of this letter.

     We look forward to working with you on this transaction.

                                        Very truly yours,

                                        LUCENT TECHNOLOGIES INC.


                                        By: /s/ Donald K. Peterson
                                            -------------------------------
                                            Title: EVP & CFO


Accepted and agreed to as of
the date first above written.

SPRINT SPECTRUM L.P.


By: /s/ Robert M. Neumeister, Jr.
    ------------------------------
    Title: CFO

                                                                       EXHIBIT A
                                                                       ---------


                              SPRINT SPECTRUM L.P.


                             VENDOR CREDIT FACILITY

                           (LUCENT TECHNOLOGIES INC.)

                        Summary of Terms and Conditions

                                 June 21, 1996
                        -------------------------------


I. Parties
   -------

Borrower:                               Sprint Spectrum L.P. (the "Borrower").
                                                                   --------
Lender:                                 Lucent Technologies Inc. (the
                                        "Vendor").  At or subsequent to the
                                         ------
                                        Closing Date (as defined below) the
                                        Vendor may assign (in accordance with
                                        the provisions of "Assignments and
                                        Participations" below) portions of
                                        the credit facility described herein
                                        (the "Credit Facility") to one or
                                              ---------------
                                        more Eligible Lenders (as defined
                                        below) (together with the Vendor, the
                                        "Lenders").  If the Vendor does make
                                         -------
                                        such assignments to other Lenders,
                                        the Vendor or another Lender
                                        reasonably acceptable to the Borrower
                                        and the Vendor will be appointed to
                                        act as administrative agent for the
                                        Lenders (the Vendor or such other
                                        Lender, in such capacity, the
                                        "Administrative Agent").
                                         --------------------

   II. The Credit Facility
       -------------------

Vendor's Commitment;                    The Vendor will commit (the
Type and Amount of                      "Commitment") to provide a multiple
Facility:                                ----------
                                        drawdown term loan facility in the
                                        amount set forth on Annex A hereto
                                        (the loans thereunder, the "Loans").
                                                                    -----


Purpose:                                As set forth on Annex A hereto.

Availability:                           The Loans shall be made on not more
                                        than one drawdown date per month
                                        during the period commencing on the
                                        date of the initial drawdown and
                                        ending on the fifth anniversary of
                                        such date (but in no event later than
                                        December 31, 2000).

                                        At the option of the Vendor, the
                                        Credit Facility may be made available
                                        through a newly-formed trust or other
                                        special purpose entity in a manner
                                        and under a structure so as to
                                        preserve the economic terms and
                                        relative rights, obligations and
                                        intercreditor arrangements otherwise
                                        outlined herein, provided that such
                                                         --------
                                        manner and structure shall be
                                        reasonably satisfactory to the
                                        Borrower.

  III.  General Payment Provisions
        --------------------------

Amortization:                  The Loans made during each of the five
                               consecutive one-year periods following the date
                               of the initial drawdown (each, a "Borrowing
                                                                 ---------
                               Year") shall be repayable in 20 consecutive
                               ----
                               quarterly installments, commencing on the date which is 39 months after the last day of such Borrowing Year and ending on the date which is eight years after such last day, in an aggregate amount for each year following such last day set forth below equal to the percentage set forth opposite such year multiplied by the aggregate principal amount of the Loans made during such Borrowing Year (with the installments during each such year being equal in amount):

                                   Year                 Percentage
                                   ----                 ----------

                                     4                      10%
                                     5                      15
                                     6                      20
                                     7                      25
                                     8                      30

Interest Rates and             As set forth on Annex A hereto.
Interest Payment Dates:

Capitalization of Interest:    Interest will accrue on each Loan from the date
                               of drawdown thereof. No interest will be payable in cash on the Loans made during any Borrowing Year until the first applicable interest payment date following the first anniversary of the last day of such Borrowing Year. Prior to such first anniversary, accrued interest will be capitalized quarterly and will bear interest at the rate applicable to the related Loan.

Optional Prepayments:          Loans may be prepaid by the Borrower in minimum
                               amounts of $10,000,000, subject to the provisions
                               of "Refinancing Provisions" set forth on Annex A
                               hereto. Optional prepayments of the Loans shall
                               be applied pro rata to the then remaining
                                          --- ----
                               installments thereof.

Mandatory Prepayments:         100% of the net cash proceeds of any sale or
                               other disposition by the Borrower or any of its subsidiaries of any material assets not in the ordinary course of business (subject to a basket to be determined) that are not reinvested in the Borrower's business within 270 days after receipt thereof shall be used to prepay ratably the Loans and all other indebtedness secured by such assets. The Credit Documentation (as defined below) will contain provisions requiring the Borrower to give notice to the Lenders, at the time of any such asset sale or other disposition, if it intends to reinvest the proceeds thereof in its business, and to provide evidence that such reinvestment has been accomplished within 270 days after receipt of such proceeds.

                               If the Borrower shall make any voluntary
                               prepayment of the other Vendor Financing (as
                               defined below) or a voluntary prepayment of term loans under the Bank Credit Facilities (as defined below) or a voluntary reduction of the revolving credit commitments under the Bank Credit Facilities (except any voluntary reduction of "excess commitments" under the Bank Credit Facilities, which will be defined to reflect outstandings under the Bank Credit Facilities for the prior six month period), it shall (unless the same shall have been made in connection with a Permitted Refinancing (as defined below)) make a mandatory prepayment of the Loans in a ratable amount. A "Permitted Refinancing" shall mean (a)
                                          ---------------------
                               a refinancing of any Vendor Financing other than the Credit Facility, provided that the Vendor is
                                                    --------
                               given the option
                               to have its Loans repaid pro rata with the
                                                        --- ----
                               lenders under such other Vendor Financing on substantially equivalent terms and conditions and
                               (b) any refinancing of the Bank Credit
                               Facilities.


                               Each such prepayment of the Loans shall be
                               applied pro rata to the then remaining
                                       --- ----
                               installments thereof.

Waiver of Set-Off:             The Borrower will not be entitled to set off any
                               amount owing to it by the Vendor under the procurement agreement between the Vendor and the Borrower against any amount payable by the Borrower under the Credit Facility.


IV.      Collateral; Capital Contribution Agreement; Guarantees
         ------------------------------------------------------

Collateral:                    The assets of the Borrower and its subsidiaries
                               related to the wireless business shall, for
                               collateral purposes, be allocated to one of the
                               four following categories: (i) PCS FCC licenses
                               ("FCC Licenses"), (ii) non-real property assets
                                 ------------
                               (the "Direct-Lien Assets") on which a lien can be
                                     ------------------
                               perfected by a limited number of UCC and/or
                               Federal filings and deliveries of pledged
                               instruments (such as accounts, patents,
                               trademarks, the Capital Contribution Agreement
                               (as defined below) and other general
                               intangibles), (iii) substantially all other
                               personal property (which will include equipment)
                               ("Personal Property Assets") and (iv) all real
                                 ------------------------
                               estate interests ("Real Estate Assets"). All FCC
                                                  ------------------
                               Licenses, Personal Property Assets and Real
                               Estate Assets will be acquired in or transferred
                               to separate, wholly owned, single purpose
                               partnership subsidiaries of the Borrower
                               ("License Subsidiary", "Equipment Subsidiary,"
                                 ------------------    --------------------
                               and "Real Estate Subsidiary", respectively). The
                                    ----------------------
                               Direct-Lien Assets will remain with the Borrower.
                               Assets that are subject to permitted purchase-money liens will be owned by the Borrower but will not constitute Collateral (as defined below).

                               The obligations of the Borrower in respect of the Credit Facility shall be secured by a perfected first priority lien (the "Shared Lien") on (a)
                                                         -----------
                               all the
                               partnership interests in the Equipment
                               Subsidiary, the License Subsidiary and the Real Estate Subsidiary and (b) the Direct-Lien Assets. All assets that are subject to the Shared Lien are herein called the "Collateral".
                                                      ----------

                               The Shared Lien will secure equally and ratably the following indebtedness (the "Secured Debt"):
                                                                ------------
                               (i) the Bank Credit Facilities (as defined
                               below), (ii) all other Vendor Financing (as
                               defined below), (iii) other indebtedness of the Borrower for borrowed money and interest rate swaps, (iv) indebtedness of the Borrower (other than for borrowed money) in an aggregate amount to be determined at any time outstanding and (v) any refinancings of any of the foregoing; provided that the Shared Lien will not secure (a)
                               --------
                               any indebtedness to any affiliate of the Borrower or (b) any indebtedness which is guaranteed by any affiliate of the Borrower except (1) indebtedness which refinances, or constitutes,
                               (x) any Vendor Financing other than the Credit Facility or (y) the Bank Credit Facilities, if, in each case, the Vendor or its assignee under the Credit Facility is given the option to receive a guarantee on substantially identical terms and conditions (provided that to the extent
                                                     --------
                               the Shared Lien secures any indebtedness referenced in the foregoing clause (1), the holders of such indebtedness shall have no voting rights with respect to decisions relating to the collateral subject to the Shared Lien) and (2) indebtedness under the Credit Facility.

Capital Contribution           The four ultimate partners of the Borrower (the
 Agreement:                    "Parents") will enter into a capital contribution
                                -------
                               agreement (the "Capital Contribution Agreement")
                                               ------------------------------
                               in form and substance satisfactory to the Borrower and the Vendor.

Guarantees:                    The Equipment Subsidiary, the License Subsidiary
                               and the Real Estate Subsidiary will each
                               guarantee the Secured Debt on a joint and
                               several, pari passu basis (the "Guarantees").
                                        ---- -----             ----------

     V. Certain Conditions
        ------------------

Initial Conditions:            The availability of the Credit Facility shall be
                               conditioned upon satisfaction of, among other
                               things, the following conditions precedent (the
                               date upon which all such conditions precedent
                               shall be satisfied, the "Closing Date"):
                                                        ------------

                                    1. The Borrower, the License Subsidiary, the
                               Equipment Subsidiary, the Real Estate Subsidiary and each of the Parents (collectively, the "Credit Parties") shall have executed and
                                --------------
                               delivered definitive financing documentation with respect to the Credit Facility consistent with this Summary of Terms and Conditions (the "Credit
                                                                          ------
                               Documentation").
                               -------------

                                    2. All 29 of the FCC Licenses acquired by a
                               subsidiary of the Borrower for the Borrower's use shall have been paid for in full and shall have been transferred to the License Subsidiary.

                                    3. The Borrower shall have (i) entered into
                               a satisfactory collateral trust agreement
                               pursuant to which an independent trustee
                               appointed by the Borrower (the "Trustee") shall
                                                               -------
                               act as collateral trustee to hold all of the Collateral and the Guarantees for the benefit of the holders of the indebtedness secured thereby in accordance with the provisions described above, (ii) executed and delivered to the Trustee satisfactory security documents to create the liens on the Collateral described above, (iii) completed all such filings and other actions as is necessary to perfect such liens, (iv) provided to the Trustee results of lien searches in each of the offices where liens on the Collateral would be recorded, revealing no liens on any of the Collateral and (v) provided to the Vendor satisfactory evidence that the Vendor and the Lenders are entitled to the benefit of said collateral trust agreement. The terms and provisions of such collateral trust agreement shall contain provisions regarding collateral sharing, voting rights, amendments and waivers and other intercreditor matters reasonably acceptable to the Vendor.

                                        4. The Vendor shall have received a
                               satisfactory business plan of the Borrower.

                                        5. The Vendor shall have received such
                               legal opinions (including FCC counsel to the Borrower), documents and other instruments as are customary for transactions of this type.

                                        6. The amount of Contributed Capital (as
                               defined below) shall be at least $2.2 billion.

                                        7. The Vendor shall have received
                               audited financial statements of the Borrower for the fiscal year ended December 31, 1995 and unaudited quarterly financial statements of the Borrower for all subsequent fiscal quarters for which such statements are available.

                                        8. The partnership agreements of the
                               Borrower, the License Subsidiary, the Equipment Subsidiary and the Real Estate Subsidiary shall contain provisions reasonably satisfactory to the Vendor ensuring that any assignee of the partnership interests will be entitled to the management and voting rights of the partners pledging the partnership interests.

On-Going Conditions:           The making of each Loan shall be conditioned upon
                               (i) all representations and warranties by the Credit Parties in the Credit Documentation
                               (including, without limitation, the material adverse change and litigation representations) being true and correct in all material respects,
                               (ii) there being no default or event of default in existence at the time of, or after giving effect to the making of, such Loan and (iii) the Borrower not having terminated the Vendor's procurement agreement with the Borrower with respect to future orders unless prior to such termination the Borrower shall have placed equipment orders with the Vendor in an aggregate amount of at least the amount set forth on Annex
                               A hereto. As used herein and in the Credit
                               Documentation a "material adverse change" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the ability of the Borrower to perform its obligations under the Credit
                               Documentation, (b) the validity or enforceability of any of the Credit Documentation or the rights and remedies of the Administrative Agent and the Lenders thereunder or (c) the business, assets or financial condition of the Borrower and its Restricted Subsidiaries.

VI. Representations, Warranties,
    Covenants and Events of Default
    -------------------------------

                               The Credit Documentation shall contain
                               representations, warranties, covenants and events of default customary for financings of this type, including the following and others reasonably satisfactory to the Borrower and the Vendor (all of which will be substantially identical in the documentation relating to each Vendor Financing):

Representations and
Warranties:                    Accuracy of financial statements; material
                               adverse change; partnership existence; compliance with law; partnership power and authority;
                               ownership of the Borrower, the License
                               Subsidiary, the Equipment Subsidiary and the Real
                               Estate Subsidiary; absence of any material obligations or liabilities of the License
                               Subsidiary, the Equipment Subsidiary and the Real
                               Estate Subsidiary (other than the Guarantees);
                               enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; no burdensome restrictions; taxes; FCC compliance;
                               existence and validity of all material
                               governmental consents and permits; Federal
                               Reserve regulations; ERISA; Investment Company
                               Act; subsidiaries; environmental matters;
                               accuracy of disclosure; and creation and perfection of security interests. The foregoing representations and warranties shall contain such materiality and other exceptions as shall be reasonably satisfactory to the Borrower and the Vendor.

Affirmative Covenants:         Delivery of financial statements (including
                               annual audited financial statements, quarterly unaudited statements, quarterly operating budgets with comparisons to actual for the current quarter and year-to-date), reports, officers' certificates
                               (including, without limitation, a quarterly officer's certificate certifying compliance with the covenant relating to affiliate transactions below) and other information reasonably requested by the Lenders; payment of other obligations;
                               continuation of business and maintenance of existence and material rights and privileges
                               (provided that the Borrower will be permitted to convert to corporate form); compliance with laws and material contractual obligations (including obligations under FCC Licenses); maintenance by the Borrower and its Restricted Subsidiaries of property and liability insurance in accordance with prevailing standards in the industry;
                               maintenance of books and records; notices of defaults, litigation and other material events;
                               compliance with environmental laws; and agreement to transfer any after-acquired FCC Licenses to the License Subsidiary, to transfer any after-acquired Personal Property Assets to the Equipment Subsidiary, to transfer any after-acquired Real Estate Assets to the Real Estate
                               Subsidiary and to grant security interests in after-acquired Direct-Lien Assets. The foregoing affirmative covenants shall contain such materiality and other exceptions as shall be reasonably satisfactory to the Borrower and the Vendor.

Financial Covenants:           The Borrower and its Restricted Subsidiaries (on
                               a consolidated basis) shall not (see Section VIII below for certain definitions used herein):

                               (a)  Total Debt to Total Capitalization. Permit
                                    ----------------------------------
                                    the ratio of (i) Total Debt outstanding on any of the dates set forth below to (ii) Total Capitalization on such date to exceed the ratio set forth opposite such date:

                                        Date         Ratio
                                        ----         ------

                                        12/31/96    .50 to 1
                                        3/31/97     .55 to 1
                                        6/30/97     .55 to 1
                                        9/30/97     .57 to 1
                                        12/31/97    .57 to 1
                                        3/31/98     .60 to 1
                                        6/30/98     .62 to 1

                                        9/30/98     .62 to 1
                                        12/31/98    .62 to 1
                                        3/31/99     .64 to 1
                                        6/30/99     .64 to 1
                                        9/30/99     .67 to 1
                                        12/31/99    .70 to 1
                                        3/31/00     .70 to 1
                                        6/30/00     .70 to 1
                                        9/30/00     .70 to 1

                               (b)  Total Debt to Annualized Adjusted EBITDA.
                                    ----------------------------------------
                                    Permit the ratio of (i) Total Debt
                                    outstanding on any of the dates set forth below to (ii) Annualized Adjusted EBITDA for the period ending on such date to be more than the ratio set forth opposite such date:

                                        Date            Ratio
                                        ----            -----

                                      12/31/98        23.0 to 1
                                      3/31/99         14.0 to 1
                                      6/30/99         10.0 to 1
                                      9/30/99          8.0 to 1
                                      12/31/99         6.0 to 1
                                      3/31/00          5.0 to 1
                                      6/30/00          4.5 to 1
                                      9/30/00          4.0 to 1
                                      12/31/00         4.0 to 1

                               (c)  Total Debt to Annualized EBITDA. Permit the
                                    -------------------------------
                                    ratio of (i) Total Debt outstanding on the last day of any fiscal quarter set forth below to (ii) Annualized EBITDA for the period ending on such date to exceed the ratio set forth opposite such date:


                                        Date            Ratio
                                        ----            -----

                                      12/31/00        11.0 to 1
                                      3/31/01          9.0 to 1
                                      6/30/01          7.5 to 1
                                      9/30/01          7.0 to 1
                                      12/31/01         6.0 to 1
                                      Thereafter       5.0 to 1

                               (d)  Annualized EBITDA to Interest Expense.
                                    -------------------------------------
                                    Permit the ratio of (i) Annualized EBITDA for the period ending on any date set forth below to (ii) Interest Expense for the four consecutive fiscal quarters ending on such date to be less than the ratio set forth below opposite such date:

                                        Date      Ratio
                                        ----      -----

                                      3/31/01     1.25 to 1
                                      6/30/01     1.25 to 1
                                      9/30/01     1.50 to 1
                                      12/31/01    1.75 to 1
                                      3/31/02     2.00 to 1
                                      6/30/02     2.25 to 1
                                      Thereafter  2.50 to 1

                               (e)  Capital Expenditures. Permit Capital
                                    --------------------
                                    Expenditures for any of the periods set
                                    forth below to exceed the amount set forth opposite such period:

                                          Period                   Amount
                                          ------                   ------

                                    Date of formation of the
                                    Borrower through 12/31/98   $4,500,000,000

                                    1/1/99 through 12/31/99     1,000,000,000

                                    1/1/00 through 12/31/00     1,000,000,000

                                    1/1/01 through 12/31/01     1,000,000,000;

                                    provided that any permitted amount which is
                                    --------
                                    not expended in any of the periods specified above may be carried over for expenditure in any subsequent period.

                               (f)  Covered POPS. Incur any indebtedness at any
                                    ------------
                                    time after any of the dates set forth below if the number of Covered POPS on the last of such dates prior to the date of such incurrence is less than the number set forth opposite such date:

                                        Date            Number
                                        ----            ------

                                       12/31/97         80,000,000
                                       12/31/98         95,000,000
                                       12/31/99        105,000,000
                                       12/31/00        110,000,000

                               (g)  Wireless Subscribers. Incur any indebtedness
                                    --------------------
                                    at any time after any of the dates set forth below if the number of Wireless Subscribers on the last of such dates prior to the date of such incurrence is less than the number set forth opposite such date:

                                        Date            Number
                                        ----            ------

                                       12/31/97         450,000
                                        6/30/98         850,000
                                       12/31/98       1,350,000
                                        6/30/99       2,300,000
                                       12/31/99       3,500,000;

                                    provided that such covenant shall be
                                    --------
                                    suspended so long as the Borrower would not be in compliance with the covenant specified in clause (f) above but for the operation of clause (b) of the definition of the term "Covered POPS" and for a period of nine months thereafter.

Negative Covenants:                 Limitations, imposed on the Borrower and its
                                    Restricted Subsidiaries, as appropriate, on
                                    (it being understood that, where
                                    appropriate, the exceptions described below to such limitations will be subject to mutually agreeable limits):

                                    1.  indebtedness, other than:

                                        (a) indebtedness of the Borrower
                                            in respect of the Loans,

                                        (b) indebtedness of the Borrower
                                            in respect of bank credit facilities
                                            (the "Bank Credit Facilities"),
                                                  ----------------------

                                        (c) indebtedness of the Borrower in
                                            respect of other vendor financing
                                            (together with the Credit Facility,
                                            the "Vendor Financing"),
                                                 ----------------

                                        (d) indebtedness of the Restricted
                                            Subsidiaries under the Guarantees,

                                        (e) indebtedness of the Borrower in
                                            respect of interest rate swaps,

                                        (f) indebtedness of the Borrower in
                                            respect of other purchase money
                                            indebtedness (including capital
                                            leases),

                                        (g) indebtedness of the Borrower in
                                            respect of handset financing,

                                        (h) indebtedness of any acquired entity
                                            outstanding at the time of
                                            acquisition,

                                        (i) subordinated indebtedness of the
                                            Borrower (having subordination terms
                                            to be approved by the Lenders in the
                                            Credit Documentation),

                                        (j) capital lease obligations of the
                                            Borrower arising out of sale-
                                            leaseback transactions,

                                        (k) refinancing indebtedness, and

                                        (l) other indebtedness of the Borrower;

                                        provided, however, that, at the time
                                        --------  -------
                                        of incurrence of any of the
                                        indebtedness referred to in the
                                        foregoing clauses (a) - (1), after
                                        giving effect thereto, the Borrower
                                        shall be in pro forma compliance with
                                        the covenants set forth in paragraphs
                                        (a) through (d) under "Financial
                                        Covenants" above (on the basis of
                                        Total Debt and Total Capitalization
                                        then outstanding and Annualized
                                        Adjusted EBITDA and Annualized EBITDA
                                        as projected as at the end of the
                                        then current fiscal quarter) and no
                                        Default or Event of Default shall be
                                        in existence ("Pro Forma Compliance").
                                                       --------------------

                                        2.  liens, other than:

                                        (a) the Shared Liens,

                                        (b) customary permitted liens,

                                        (c) liens on assets acquired with
                                            permitted purchase money
                                            indebtedness to secure such
                                            indebtedness,

                                        (d) liens on assets that are the subject
                                            of sale-leaseback transactions
                                            securing the related capital leases,
                                            and

                                        (e) others to be agreed upon;

                                        3.  guarantee obligations, with
                                            exceptions to be agreed upon;

                                        4.  mergers, consolidations,
                                            liquidations and dissolutions, other
                                            than, so long as, after giving
                                            effect thereto, the Borrower is in
                                            Pro Forma Compliance:

                                        (a) liquidations of subsidiaries (other
                                            than License Subsidiary, Equipment
                                            Subsidiary and Real Estate
                                            Subsidiary),

                                        (b) mergers in which the Borrower or a
                                            subsidiary of the Borrower is the
                                            surviving entity (including mergers
                                            among the Borrower and its
                                            subsidiaries but excluding any such
                                            merger involving License Subsidiary,
                                            Equipment Subsidiary or Real Estate
                                            Subsidiary), and

                                        (c) others to be agreed upon;

                                        5.  sales of assets, other than:

                                        (a) in the ordinary course of business,

                                        (b) so long as after giving effect
                                            thereto, the Borrower is in Pro
                                            Forma Compliance, sales of material
                                            assets (including, without
                                            limitation, pursuant to sale-
                                            leaseback transactions) the net cash
                                            proceeds of which (to the extent
                                            they exceed a basket to be
                                            determined) are
                                            applied as described under
                                            "Mandatory Prepayments" above,
                                            provided that the consent of the
                                            --------
                                            Requisite Aggregate Lenders (as
                                            defined below) will be required in
                                            the case of a sale or series of
                                            related sales which includes or
                                            include FCC Licenses and other
                                            assets that provide the Borrower
                                            with the right to serve 15% of the
                                            aggregate number of POPS which the
                                            Borrower then has the right to
                                            serve, and

                                        (c) others to be agreed upon;

                                        6.  distributions to partners and
                                            repurchases of equity, other than,
                                            so long as after giving effect
                                            thereto, the Borrower is in Pro
                                            Forma Compliance:

                                        (a) to the extent necessary to pay
                                            current tax liabilities payable in
                                            respect of the income of the
                                            Borrower,

                                        (b) to the extent necessary to service
                                            Specified Affiliate Debt (as defined
                                            in Section VIII below), if at the
                                            time such distribution is made, the
                                            Borrower is in Pro Forma Compliance,
                                            and

                                        (c) distributions and repurchases of
                                            equity to the extent (i) the
                                            Borrower is, after giving effect to
                                            such distributions or repurchases,
                                            the ratio of Total Debt to
                                            Annualized EBITDA is not greater
                                            than 5.0 to 1 and the ratio of
                                            Annualized EBITDA to Interest
                                            Expense is not less than 2.5 to 1
                                            and (ii) the Borrower applies an
                                            equal amount toward pro rata
                                            prepayment of indebtedness secured
                                            by the Collateral;

                                        7.  acquisitions, other investments,
                                            loans and advances, other than so
                                            long as after giving effect thereto,
                                            the Borrower is in Pro Forma
                                            Compliance:

                                        (a) among the Borrower and its
                                            Restricted Subsidiaries,

                                        (b) acquisitions of entities engaged in
                                            the telecommunications business or
                                            businesses related thereto,

                                        (c) acquisitions of entities engaged in
                                            other businesses subject to a limit
                                            to be agreed upon, and

                                        (d) others to be agreed upon;

                                        8.  transactions with affiliates except
                                            on terms no less favorable to the
                                            Borrower than as could be obtained
                                            on an arm's length basis from a
                                            third party;

                                        9.  engaging in any business other than
                                            the telecommunications business and
                                            businesses related thereto; and

                                        10. the ability of the License
                                            Subsidiary, the Equipment Subsidiary
                                            or the Real Estate Subsidiary to
                                            incur any liabilities (other than
                                            the Guarantees) or to engage in any
                                            business or activities other than
                                            the holding of FCC Licenses,
                                            Personal Property Assets or Real
                                            Estate Assets respectively.

Events of Default:                      Nonpayment of principal; nonpayment
                                        of interest or other amounts after a
                                        5-day grace period; material
                                        inaccuracy of representations and
                                        warranties (subject to a 30-day grace
                                        period); violation of covenants
                                        (subject to a 30-day grace period);
                                        cross-default to the Bank Credit
                                        Facilities and to any other
                                        indebtedness of the Borrower in an
                                        amount greater than the lesser of (i)
                                        $50,000,000 and (ii) 10% of the
                                        aggregate then outstanding principal
                                        amount of indebtedness of the
                                        Borrower; bankruptcy of the Borrower,
                                        a Restricted Subsidiary or any other
                                        material subsidiary; bankruptcy of
                                        any of the partners of the Borrower;
                                        bankruptcy of any Parent prior to the
                                        time when the entire capital
                                        contribution amount has been
                                        contributed under the Capital
                                        Contribution Agreement, unless within
                                        30 days after such bankruptcy one or
                                        more of the other Parents shall have
                                        assumed the
                                        obligations of such bankrupt Parent
                                        under the Capital Contribution
                                        Agreement; certain ERISA events;
                                        material judgments; invalidity or
                                        termination of any guarantee,
                                        security document or the Capital
                                        Contribution Agreement; termination
                                        or material impairment of the
                                        Borrower's right to use the "Sprint"
                                        trademark; termination, revocation or
                                        non-renewal by the FCC of FCC
                                        Licenses providing the Borrower with
                                        the right to serve 15% of the
                                        aggregate number of POPS which the
                                        Borrower then has the right to serve;
                                        and a change in control (to be
                                        defined as (i) prior to the time at
                                        which the Borrower has an actual or
                                        implied long-term debt rating of at
                                        least BBB-from S&P or at least Baa3
                                        from Moody's, the amount of Committed
                                        Capital and Contributed Capital held,
                                        directly or indirectly, by Sprint
                                        Corporation is reduced to an amount
                                        less than $500,000,000 or (ii) prior
                                        to the date (the "Public Offering
                                                          ---------------
                                        Date") on which there has been a
                                        ----
                                        public offering of equity interests
                                        of the Borrower (or of any partner of
                                        the Borrower formed for the purpose
                                        of effecting a public offering),
                                        Sprint Corporation shall cease to
                                        own, directly or indirectly, at least
                                        25% of the equity interests in the
                                        Borrower).

VII.  Certain Other Terms
      -------------------

Voting:                                 Amendments and waivers with respect
                                        to representations, warranties,
                                        covenants and events of default which
                                        are common to the Credit
                                        Documentation and to the
                                        documentation regarding the other
                                        Vendor Financing shall require the
                                        approval of lenders (the "Requisite
                                                                  ---------
                                        Aggregate Lenders") holding (a)
                                        -----------------
                                        during the period when either vendor
                                        holds more than 50% of the aggregate
                                        amount of the outstanding loans under
                                        its Vendor Financing, a majority of
                                        the outstanding loans under each
                                        Vendor Financing and (b) after the
                                        date on which neither vendor holds
                                        more than 50% of the aggregate amount
                                        of the outstanding loans under its
                                        Vendor Financing, a majority of the
                                        outstanding loans under all Vendor
                                        Financing.

                                        Amendments and waivers with respect
                                        to other matters shall require the
                                        approval of a majority of the
                                        outstanding Loans under the Credit
                                        Facility, except that (i) the consent
                                        of each Lender directly affected
                                        thereby shall be required with
                                        respect to (a) reductions in the
                                        amount or extensions of the scheduled
                                        date of any installment of any Loan,
                                        (b) reductions in the rate of
                                        interest or extensions of any due
                                        date thereof and (c) increases in the
                                        amount or extensions of the expiry
                                        date of any Lender's commitment, and
                                        (ii) the consent of 100% of the
                                        Lenders shall be required with
                                        respect to modifications to any of
                                        the voting percentages described in
                                        this section.

                                        To accelerate any Vendor Financing,
                                        (i) if there is a payment default
                                        under such Vendor Financing, the
                                        approval of a majority of the
                                        outstanding loans under such Vendor
                                        Financing will be required, (ii) if
                                        there is a bankruptcy default,
                                        acceleration will be automatic, and
                                        (iii) for all other events of
                                        default, the approval of the
                                        Requisite Aggregate Lenders will be
                                        required.

                                        To foreclose on any Collateral or
                                        enforce any Guarantee, the approval
                                        of a majority of all amounts secured
                                        by the Collateral will be required.
                                        To release any Collateral or
                                        Guarantee, the approval of 75% of the
                                        outstanding Loans under the Credit
                                        Facility will be required.

Assignments and                         Each of the Vendor and other Lenders
Participations:                         shall be permitted, in accordance
                                        with applicable law, to assign its
                                        Loans and sell participations in its
                                        Loans and commitments to (i) an
                                        Eligible Lender (as defined below)
                                        and (ii) more than one Eligible
                                        Lender in a situation in which the
                                        offer to assign or sell was made to
                                        more than one other person; provided
                                                                    --------
                                        that the Borrower shall have received
                                        notice (a) in the case such
                                        assignment shall be made in a
                                        situation in which the Vendor or such
                                        other Lender shall have offered to
                                        assign more than $100,000,000 of
                                        Loans to more than one other person,
                                        at least 60 days prior to the date of
                                        such assignment or (b) in all other
                                        cases, prior to the date of such
                                        assignment; and provided, further
                                                        --------  -------
                                        that no such assignment or sale may
                                        be offered prior to October 1, 1996.
                                        In the case of partial assignments,
                                        the minimum assignment amount shall
                                        be $10,000,000 (or such lesser amount
                                        as constitutes the Lender's entire
                                        Loans), and, after giving effect
                                        thereto, the assigning Lender (unless
                                        it shall have assigned 100% of its
                                        Loans) shall have Loans aggregating
                                        at least

                                        $10,000,000.  Subject to clause (x)
                                        of the proviso to the second
                                        succeeding sentence, voting rights of
                                        participants and other holders of
                                        indirect interests in the Loans shall
                                        be limited to those matters with
                                        respect to which the affirmative vote
                                        of the Lender from which it purchased
                                        its participation would be required
                                        as described in "Voting" above.
                                        Pledges of Loans in accordance with
                                        applicable law shall be permitted
                                        without restriction.  "Eligible
                                        Lenders" means (i) banks, insurance
                                        companies and other financial
                                        institutions and (ii) other entities
                                        whose primary business is to extend
                                        credit or invest in extensions of
                                        credit; provided, that (a) any entity
                                                --------
                                        engaged in, and, in the case of
                                        clause (ii) of this sentence,
                                        affiliates of any entity engaged in,
                                        the telecommunications business and
                                        businesses related thereto shall not
                                        be Eligible Lenders and (b) in the
                                        case of any investment vehicle that
                                        becomes a Lender and sells direct or
                                        indirect beneficial interests in such
                                        entity's rights under the Credit
                                        Facility, (x) any voting rights of
                                        the holders of such beneficial
                                        interests shall be limited so that
                                        the required percentage vote of such
                                        holders with respect to actions to be
                                        taken by such entity under the Credit
                                        Documentation shall be based on the
                                        same percentage as the required vote
                                        of the Lenders under the Credit
                                        Documentation with respect to such
                                        action and (y) the only financial
                                        statements and other reports that
                                        such entity and holders shall be
                                        entitled to receive shall be the
                                        annual audited and quarterly
                                        unaudited financial statements (and
                                        such certificates and notices as
                                        shall be agreed upon) referred to
                                        under Affirmative Covenants above.

                                        Customary representations and
                                        restrictions designed to preserve the
                                        private placement status of the
                                        Credit Facilities will be included in
                                        the Credit Documentation.

Yield Protection:                       The Credit Documentation shall
                                        contain customary provisions
                                        indemnifying the Lenders for
                                        "breakage costs" incurred in
                                        connection with prepayment of a
                                        Eurodollar Loan (as defined in Annex
                                        A hereto) on a day other than the
                                        last day of an interest period with
                                        respect thereto.  The Credit
                                        Documentation shall also contain
                                        customary increased costs and
                                        illegality provisions.

Expenses:                               The Vendor will bear all its own
                                        costs and expenses in connection with
                                        the Credit Facility, except that the
                                        Borrower shall pay all reasonable
                                        out-of-pocket expenses of the
                                        Administrative Agent in connection
                                        with the enforcement of the Credit
                                        Documentation (including the
                                        reasonable fees and the reasonable
                                        disbursements and other charges of
                                        one counsel to the Administrative
                                        Agent and the Lenders).

Confidentiality:                        The Credit Documentation will contain
                                        a customary confidentiality provision.

Non-Recourse:                           Except (i) as expressly provided
                                        above under the provisions of
                                        "Capital Contribution Agreement"
                                        above and (ii) in the case of fraud
                                        or of misrepresentation by the
                                        Parents in the Capital Contribution
                                        Agreement, the Credit Facility shall
                                        be non-recourse to the partners of
                                        the Borrower, the Parents or any
                                        intermediate partnerships.

Governing Law and Forum:                State of New York.

Preparation of Credit                   The Credit Documentation will be
Documentation:                          prepared by Simpson Thacher &
                                        Bartlett, counsel to the Borrower, at
                                        the expense of the Borrower.

VIII.  Certain Definitions
       -------------------

"Adjusted EBITDA":                      for any fiscal period, the sum of (a)
 ---------------                        EBITDA for such period plus (b) the
                                                               ----
                                        aggregate amount deducted in
                                        determining Net Income or Net Loss
                                        for such period in respect of sales,
                                        marketing and advertising expenses
                                        and equipment subsidy expenses.

"Annualized Adjusted EBITDA":           for the period ending on any date,
 --------------------------             the product of (a) Adjusted EBITDA
                                        for the two consecutive fiscal
                                        quarters ending on such date
                                        multiplied by (b) two.
                                        -------------

"Annualized EBITDA":                    for the period ending on any date,
 -----------------                      the product of (a) EBITDA for the two
                                        consecutive fiscal quarters ending on
                                        such date multiplied by (b) two.

"Capital Expenditures":                 expenditures made by the Borrower and
 --------------------                   its Restricted Subsidiaries for the
                                        purpose of acquiring or constructing
                                        fixed assets, real property or
                                        equipment and all systems and
                                        development expenditures related to
                                        the build-out of the Borrower's and
                                        its Restricted

                                        Subsidiaries' networks to provide
                                        Wireless Services in accordance with
                                        GAAP, provided that no expenditure
                                              --------
                                        related to the acquisition of FCC
                                        Licenses and no amount of capitalized
                                        interest shall be considered to be a
                                        Capital Expenditure.

"Committed Capital":                    at any time, the aggregate amount of
 -----------------                      cash contributions then available to
                                        be made by the Parents or their
                                        affiliates pursuant to the Capital
                                        Contribution Agreement.

"Contributed Capital":                  at any time, the aggregate amount of
 -------------------                    equity contributed to the Borrower
                                        and, without duplication, its
                                        Restricted Subsidiaries.

"Covered POPS":                         at any time, the aggregate number of
 ------------                           POPS within each geographic area for
                                        which facilities providing service to
                                        that geographical area either (a)
                                        have achieved "substantial
                                        completion" pursuant to the terms of
                                        the applicable vendor procurement
                                        agreement or (b) have not achieved
                                        "substantial completion" pursuant to
                                        the terms of the vendor procurement
                                        agreement between the Borrower and
                                        the Vendor as a result of a failure
                                        by the Vendor to perform its
                                        obligations thereunder.

"EBITDA":                               for any fiscal period, the Net Income
 ------                                 or Net Loss, as the case may be, for
                                        such fiscal period, after restoring
                                        thereto amounts deducted for, without
                                        duplication, (a) interest expense of
                                        the Borrower and its Restricted
                                        Subsidiaries for such fiscal period
                                        determined in conformity with GAAP,
                                        (b) taxes based upon Net Income, (c)
                                        depreciation and amortization and (d)
                                        other non-cash charges.

"Interest Expense":                     for any fiscal period, the amount of
 ----------------                       (a) interest expense of the Borrower
                                        and its Restricted Subsidiaries for
                                        such fiscal period determined in
                                        conformity with GAAP plus (b)
                                                             ----
                                        interest expense in respect of
                                        Specified Affiliate Debt for such
                                        fiscal period determined in
                                        conformity with GAAP.

"Net Income" or "Net Loss":             for any fiscal period, the amount
 ----------      --------               which, in conformity with GAAP, would
                                        constitute the net income or net
                                        loss, as the case may be, of the
                                        Borrower and its Restricted
                                        Subsidiaries for such fiscal
                                        period;

                                        provided that Net Income or Net Loss
                                        --------
                                        shall exclude extraordinary gains and
                                        losses.

"POPS":                                 the population of a geographic area
 ----                                   based upon the 1990 U.S. census.

"Restricted Subsidiary":                any Subsidiary of the Borrower that
 ---------------------                  is not an Unrestricted Subsidiary.

"Specified Affiliate Debt":             indebtedness of affiliates of the
 ------------------------               Borrower the proceeds of which was
                                        advanced to the Borrower as equity.
                                        It is understood that the amount of
                                        equity contributed to date plus the
                                        amounts to be contributed pursuant to
                                        the Capital Contribution Agreement
                                        shall not be considered Specified
                                        Affiliate Debt.

"Total Capitalization":                 at any date, the sum of (a) Total
 --------------------                   Debt outstanding on such date plus
                                                                      ----
                                        (b) Contributed Capital on such date
                                        plus (c) Committed Capital on such
                                        ----
                                        date less (d) the amount of
                                        restricted payments made to Partners
                                        through such date.

"Total Debt":                           at any time, the sum of (a) the
 ----------                             aggregate amount of consolidated
                                        indebtedness of the Borrower and its
                                        Restricted Subsidiaries for borrowed
                                        money then outstanding (including
                                        capitalized and accreted interest)
                                        plus (b) the aggregate amount of
                                        ----
                                        Specified Affiliate Debt then
                                        outstanding (including capitalized
                                        and accreted interest) [minus (c) the
                                                                -----
                                        aggregate amount of cash and cash
                                        equivalents then owned by the
                                        Borrower and its Restricted
                                        Subsidiaries].

"Unrestricted Subsidiary":              any of Teleport, APC, PhillieCo,
 -----------------------                PioneerCo and NewTelCo.

"Wireless Service":                     the provision of broadband personal
 ----------------                       communications services.

"Wireless Subscribers":                 at any time, all customers then
 --------------------                   receiving Wireless Services from the
                                        Borrower or any of its Restricted
                                        Subsidiaries.